Exhibit 10.1

EXECUTION VERSION

TENDER AND VOTING AGREEMENT

by and among

SHAREHOLDER,

CONVERGYS CORPORATION,

and

DIALOG MERGER SUB, INC.

dated as of

July 15, 2008

-i-

TENDER AND VOTING AGREEMENT, dated as of July 15, 2008 (this “Agreement”), by and among Convergys Corporation, an Ohio corporation (“Parent”), Dialog Merger Sub, Inc., a Texas corporation (“Purchaser”), and the shareholder of Intervoice, Inc., a Texas corporation (the “Company”), set forth on the signature page hereto (“Shareholder”).

WHEREAS, Shareholder is the beneficial owner of the number of shares of common stock, without par value, of the Company (“Company Common Stock”) (all such shares of Company Common Stock, together with the Rights issued pursuant to the Third Amended and Restated Rights Agreement, dated as of May 1, 2001, by and between InterVoice-Brite, Inc. and Computershare Investor Services, LLC., being hereinafter referred to as the “Shares”), and holds stock options (the “Options”) to acquire the number of Shares, in each case, as set forth on Annex A hereto opposite Shareholder’s name; and

WHEREAS, Parent, Purchaser and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time, the “Merger Agreement”), which provides, among other things, for Purchaser to commence the Offer for all of the issued and outstanding shares of Company Common Stock and that, upon the terms and subject to the conditions therein, Purchaser will merge with and into the Company; and

WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, Parent and Purchaser have requested that Shareholder agree, and in order to induce Parent and Purchaser to enter into the Merger Agreement, Shareholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE 1

1.01         Certain Definitions. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

1.02         Representations and Warranties of Shareholder. Shareholder represents and warrants to Parent and Purchaser as follows:

(a)        On the date hereof, Shareholder is the record or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of, and has good title to, the Shares as set forth on Annex A, free and clear of any mortgage, pledge, hypothecation, rights of others (other than community property interests), claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation (each, a “Lien”) (including any restriction on the right to vote, sell or otherwise dispose of the Shares), except as set forth in this Agreement or pursuant to any applicable restrictions under the Securities Act of 1933, as amended.

(b)        Other than the Options, the Shares constitute all of the securities (as defined in Section 3(10) of the Exchange Act, which definition will apply for all purposes of this Agreement) of the Company beneficially owned, directly or indirectly, by Shareholder (excluding any securities beneficially owned by any of his affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act, which definition will apply for all purposes of this Agreement) as to which he does not have voting or investment power).

(c)        Except for the Shares and the Options, as of the date hereof, Shareholder does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is Shareholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than this Agreement, that allows or obligates him to vote or acquire any securities of the Company. Shareholder holds exclusive power to vote the Shares and (other than as set forth in Section 3.02) has not granted a proxy to any other person to vote the Shares, subject to the limitations set forth in this Agreement.

(d)        This Agreement has been duly executed and delivered by Shareholder and, assuming due authorization, execution and delivery of this Agreement by Parent and Purchaser, is Shareholder’s valid and legally binding obligation, enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(e)        The execution, delivery and performance of this Agreement by Shareholder does not, and will not, require any consent or approval under any law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(f)        Neither the execution and delivery of this Agreement nor the performance by Shareholder of his respective obligations hereunder will violate any law, decree, statute, rule or regulation applicable to Shareholder.

1.03        Representations and Warranties of Parent and Purchaser. Parent and Purchaser represent and warrant to Shareholder, as of the date hereof and as of the Closing Date, as follows:

(a)        Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the States of Ohio and Texas, respectively. Each is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or its conduct of business requires it to be so qualified.

(b)        Each of Parent and Purchaser has duly authorized, executed and delivered this Agreement. This Agreement is its valid and legally binding obligation, enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(c)        The execution, delivery and performance of this Agreement does not and will not (A) constitute a breach or violation of, or a default under, its Constituent Documents or (B) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(d)        Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will violate any law, decree, statute, rule or regulation applicable to Parent or Purchaser.

ARTICLE 2

2.01        Transfer of the Shares. During the term of this Agreement, except as otherwise provided herein, Shareholder will not (a) tender into any tender or exchange offer (other than the Offer) or otherwise sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any Lien, any of the Shares, (b) deposit the Shares into a voting trust, enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect to the Shares, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, transfer, pledge, assignment, hypothecation or other disposition of any interest in or the voting of any shares of Company Common Stock or any other securities of the Company.

2.02        Adjustments.

(a)        In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares or the like or any other action that would have the effect of changing Shareholder’s ownership of the Company Common Stock or (ii) Shareholder becomes the beneficial owner of any additional shares of Company Common Stock, then the terms of this Agreement will apply to such shares held by Shareholder immediately following the effectiveness of the events described in clause (i) or Shareholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Shares hereunder.

(b)        Shareholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new shares of the Company Common Stock acquired by Shareholder, if any, after the date hereof.

ARTICLE 3

3.01        Tender of Shares. Shareholder will validly tender (or cause the record owner of such shares to validly tender) pursuant to and in accordance with the terms of the Offer, not later than the tenth Business Day after commencement of the Offer, all of the Shares. Upon the purchase of all the Shares by Purchaser pursuant to the Offer, this Agreement will terminate in accordance with Section 4.01. Shareholder agrees that once his Shares are tendered by him, Shareholder will not withdraw, nor permit the withdrawal of, any tender of such Shares, unless and until (a) the Offer shall have been terminated by Purchaser in accordance with the terms of the Merger Agreement, or (b) this Agreement shall have been terminated in accordance with Section 4.01. In the event, notwithstanding the foregoing provisions of this Section 3.01, any Shares are for any reason not purchased pursuant to the Offer, such Shares will remain subject to the terms of this Agreement. Shareholder acknowledges that Purchaser’s obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer.

3.02        Voting Agreement. Shareholder, by this Agreement, does hereby constitute and appoint Parent and Purchaser, or any nominee thereof, with full power of substitution, during and for the term of this Agreement, as his true and lawful attorney and proxy for and in his name, place and stead, to vote all the Shares Shareholder beneficially owns at the time of such vote, at any annual, special or adjourned meeting of the shareholders of the Company (other than at the Company’s 2008 annual meeting of shareholders, or at any adjournment, postponement or recess thereof) (a) in favor of approval and adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and (b) against any Acquisition Proposal and against any action or agreement that would impair the ability of Parent and Purchaser to complete the Offer or the Merger, the ability of the Company to consummate the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement. This proxy and power of attorney is a proxy and power coupled with an interest, and Shareholder declares that it is irrevocable. Shareholder hereby revokes all and any other proxies with respect to the Shares that he may have heretofore made or granted (other than with respect to the Company’s 2008 annual meeting of shareholders, or at any adjournment, postponement or recess thereof).

3.03        No Solicitation. During the term of this Agreement, Shareholder will not, directly or indirectly, through any agent, financial advisor, attorney, accountant or other representative or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to, or that could reasonably be expected to lead to, an Acquisition Proposal or (b) participate in any negotiations or discussions regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek an Acquisition Proposal; provided, however, that the foregoing shall not prohibit Shareholder from taking any actions as a director or officer with respect to the foregoing in accordance with the terms of the Merger Agreement.

ARTICLE 4

4.01        Termination. This Agreement will terminate upon the earlier to occur of (a) the purchase of all of the Shares pursuant to the Offer, or (b) the date the Merger Agreement is terminated in accordance with its terms, or (c) by the mutual written consent of Shareholder and Parent.

4.02        Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Offer or the Merger is consummated.

4.03        Further Assurances. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

4.04        Enforcement of the Agreement. Shareholder acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Purchaser will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which it is entitled at law or in equity.

4.05        Miscellaneous.

(a)        All representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. The covenants and agreements made herein will survive in accordance with their respective terms.

(b)        Any provision of this Agreement may be (a) waived by the party benefited by the provision, but only in writing, or (b) amended or modified at any time, but only by a written agreement executed in the same manner as this Agreement.

(c)        This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements among the parties with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto. Except for the representations and warranties set forth herein or expressly set forth in the Merger Agreement, none of Parent, Purchaser, or Shareholder make any other express or implied representation or warranty in connection with this Agreement or the transactions contemplated by this Agreement.

(d)        This Agreement is governed by and will be interpreted in accordance with the laws of the State of Delaware (other than with respect to matters relating to fiduciary duties of the Shareholder, the Offer, the Merger and any other matters governed by Texas law, with respect to which Texas law shall apply) without giving effect to the principles of conflicts of law principles that would result in the application of the law of any other state. Each of Parent, Purchaser, and Shareholder hereby irrevocably and unconditionally; (i) consents to submit to the jurisdiction of the state and federal courts located in the States of Texas and Delaware for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts), (ii) waives any objection to the laying of venue of any such litigation in the such courts, and (iii) agrees not to plead or claim in any such court that such litigation brought therein has been brought in any inconvenient forum.

(e)        The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

(f)        All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given when personally delivered, facsimile transmitted (with confirmation) or mailed by registered or certified mail (return receipt requested) to the persons and addresses set forth below or such other place as such party may specify by notice.

If to Shareholder:

With a copy to:

And a copy to Company counsel:

David E. Morrison

James R. Griffin

Fulbright & Jaworski L.L.P.

2200 Ross Ave., Suite 2800

Dallas, Texas 75201-2784

Facsimile: (214) 855-8200

If to Parent or Purchaser, to:

Convergys Corporation

201 East Fourth Street

Cincinnati, Ohio 45202

Attention:	Karen R. Bowman Senior Vice President, General Counsel and Corporate Secretary
Facsimile:	(513) 723-7734

With a copy to:

Christopher J. Hewitt

Jones Day

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

Facsimile:        (216) 579-1212

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

(g)        This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original.

(h)        No party may assign either this Agreement or any of its rights or interests, or delegate any of its duties hereunder, in whole or in part, without the prior written consent of the other parties. Any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.

(i)        If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(j)        All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(k)        Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require Shareholder to attempt to) limit or restrict Shareholder from acting in his capacity as a director or officer of the Company (it being understood that this

Agreement shall apply to Shareholder solely in Shareholder’s capacity as a shareholder of the Company).

(l)        For purposes of clarification, nothing in this Agreement shall require Shareholder to exercise any Option having a strike price greater than the Per Common Share Price.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

CONVERGYS CORPORATION

By:
Name:
Title:

DIALOG MERGER SUB, INC.

By:
Name:
Title:

SHAREHOLDER